EXHIBIT 10.16

                                RELEASE AGREEMENT
           [TO BE SIGNED ON OR WITHIN 21-DAYS AFTER DECEMBER 31, 2004]


I resigned from my position with SBE, Inc. (the "COMPANY"), and my employment with the Company in all capacities will terminate effective December 31, 2004 (the "SEPARATION DATE"). The Company has agreed that, if I provide continued employment service to the Company through December 31, 2004, train my successor as necessary or appropriate or as requested by the Company's Board of Directors, and sign and abide by the terms of this Release Agreement (the "RELEASE"), the Company will pay me severance in the amount of $250,000, less legally required withholdings and deductions and shall grant me an option to purchase 75,000 shares of the Company's common stock, which option shall vest on a monthly basis measured from the date of grant through to March 31, 2006. The severance amount will be paid in the form of continuing base salary payments, paid in equal semi-monthly installments over a twelve month period on the Company's customary payroll payment dates, commencing on the first payroll date after the Effective Date (as hereinafter defined) of this Release and the option grant shall be made on the Effective Date of this Release. In addition to the severance benefits described above, the Company will pay me all accrued salary and vacation earned through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under this Release to which I am not otherwise entitled, I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment (including, but not limited to, any claims or rights I may have under any agreement or contract which provides for payment upon termination of employment or in connection with a Change of Control
(excluding only this Release)); (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all contractual claims, including claims for breach of contract, wrongful termination, or breach of the covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, discrimination, defamation or emotional distress; and (5) all federal, state, and local statutory claims (including, but not limited to, claims for discrimination, harassment, attorneys' fees or other claims arising under the federal Civil Rights Act of 1964, as amended, the federal Americans with Disabilities Act of 1990, as amended, the Employee Retirement Income Security Act of 1974, as amended, the California Labor Code (as amended) or the California Fair Employment and Housing Act (as amended)).

I understand that the above release of claims includes claims which may be unknown to or unsuspected by me. In releasing claims unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby waive all rights and benefits under
Section 1542 of the California Civil Code and any law or legal principle of similar effect in any jurisdiction.


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I further  acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA WAIVER"). I also acknowledge that the consideration given for this ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (i) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release; (iii) I have twenty-one
(21) days to consider this Release (although I may choose to voluntarily sign it sooner); (iv) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (v) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (the "EFFECTIVE DATE"). Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

This Release constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This agreement may only be modified by a writing signed by both me and a duly authorized of member of the Board of Directors of the Company.

I accept and agree to the terms and conditions stated above:


January 5, 2005                                      /s/ William B. Heye
-----------------                                    -------------------
    Date                                             William B. Heye



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